UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On February 1, 2005, Valero Energy Corporation (the “Company”) issued a press release announcing financial results for the Company’s fourth quarter 2004 earnings.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.  The press release discloses a financial measure (EBITDA) that is a non-GAAP financial measure as defined under SEC rules.  The press release furnishes a reconciliation of EBITDA to its nearest GAAP financial measure.  Reasons for the Company’s use of EBITDA are disclosed in the press release and in the Company’s annual report on Form 10-K for the year ended December 31, 2003, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – 2003 Compared to 2002 – Corporate Expenses and Other.”

The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K.  Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                                            Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release dated February 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: February 1, 2005	By:	/s/ Jay D. Browning
Jay D. Browning
Vice President and Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated February 1, 2005.